EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BRP Group, Inc. of our report dated September 23, 2019 relating to the financial statement of BRP Group, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-233908) of BRP Group, Inc.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
October 23, 2019